UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 20, 2007

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California	92704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 656-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report contains 4 pages

The Exhibit Index is located on page 4.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 20, 2007, Fuel Systems Solutions, Inc. announced that Mariano Costamagna, its Chief Executive Officer will assume day-to-day responsibility on an interim basis of the company’s industrial subsidiary, IMPCO Technologies, following the departure of Brad Garner, the Chief Operating Officer of the subsidiary, on February 28, 2007.

Fuel Systems Solutions also concurrently announced the appointment of Matthew Beale as Vice President of Business Development, a new position based in Santa Ana, California focused on supporting the company’s growth initiatives, including acquisitions, new technologies and related opportunities.

Mr. Beale most recently served as managing director for CVS Partners, a corporate advisory firm focused on mergers, acquisitions and financings, based in Milan and London. Earlier, he served as vice president in the Milan office of Citigroup, providing corporate finance advisory services for private bank clients. His career includes similar positions with JP Morgan in Milan and London. He earned a Bachelor of Arts degree in English from London University and a diploma in accounting and finance from the London School of Economics, as well as a Master of Business Administration from Institute De Estudios Superiores De La Empresa, Barcelona, Spain. His foreign language proficiency includes Italian and Spanish.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

99.1	Press Release

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: February 20, 2007	By:	/s/ Thomas M. Costales
Thomas M. Costales
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release

4